AMENDMENT TO STOCK PURCHASE AGREEMENT
THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 27, 2021 (the “Effective Date”) High Street Capital Partners, LLC, a Delaware limited liability company (“Seller”), RWB Florida, LLC, a Delaware limited liability company (“Buyer”) and Red White & Bloom Brands Inc., a British Columbia corporation (“Parent”). Seller, Buyer and Parent may be collectively referred to herein as the “Parties”.
A.    The Parties entered into a Stock Purchase Agreement, (the “Purchase Agreement”), dated February 21, 2021, with respect to the purchase and sale of all of the issued and outstanding shares of common stock (the “Shares”) of Acreage Florida, Inc., a Florida corporation (the “Company”), as more fully described in the Purchase Agreement.
B.    The Parties hereby desire to amend the Purchase Agreement, pursuant to its Section 11.9, in order to, among other things, amend the provisions related to the payment of Purchase Price, add certain post-closing covenants and provide certain indemnity rights for Seller and its Affiliates, all as more fully described below.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.
2.Amendments. The following amendments are hereby made to the Purchase Agreement:
a.The following provision is hereby deleted in its entirety and replaced with the following:
“Section 2.2(b)        Payment of Purchase Price: Buyer shall deliver to Seller the remainder of the Purchase Price as follows:
(i)An amount equal to Sixteen Million, Four Hundred and Ninety Eight Thousand One Hundred and Seventy and 63/100 Dollars ($16,498,170.63) (the “Subsequent Payment”) on Closing (as hereinafter defined) by wire transfer of immediately available funds;
(ii)Common shares of Parent worth Seven Million and 00/100 Dollars ($7,000,000) (the “RWB Shares”) based on a price per share that is lesser of the five trading day volume weighted average trading price (“VWAP”) of the RWB Shares on the CSE as of the date immediately preceding the Effective Date and the five trading day VWAP of the RWB Shares on the CSE as of the date immediately preceding the Closing Date, in either case subject to a minimum price of Cdn. $1.25 and to be converted at the USD to CAD Bank of Canada Rate published on the day prior to the Closing Date which the parties acknowledge is 1.2412. The RWB Shares issued to Seller shall be subject to the terms of a lock-up agreement to be entered into by Seller and Parent in the form attached hereto as Exhibit A (the “Lock-Up Agreement”);
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(iii)A promissory note in the principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) to be issued by Buyer to Seller in the form attached hereto as Exhibit B (the “7-Month Note”);
(iv)A promissory note in the principal amount of Eighteen Million and 00/100 Dollars ($18,000,000.00) to be issued by Buyer to Seller in the form attached hereto as Exhibit B (the “13-Month Note”); and
(v)A promissory note in the principal amount of Three Million, Five Hundred and One Thousand, Eight Hundred and Twenty Nine and 37 /100 Dollars ($3,501,829.37) to be issued by Buyer to Seller in the form mutually agreed by Seller and Buyer as at the Closing Date (the “5-Business Day Note” and together with the 7-Month Note and the 13-Month Note, the “Promissory Notes”).”
b. Section 3.2(b)(i)3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
3. “The certificates representing the Promissory Notes”.
c. The following provision is hereby added as a new subsection (c) in Section 7.6:
“(i) Seller’s performance bond that is in place as required for the operation of the Company’s MMTC License (the “Seller Performance Bond”), or (ii) any of Seller’s or its Affiliate’s obligations under the Guarantees.”
d. Section 10.8 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Section 10.8        Use of Names. Within five (5) Business Days of the Closing, Buyer shall take action to amend the name of the Company with the Florida Secretary of State to a new name that has no reference to “Botanist” or “Acreage.” Following the Closing, except as specifically set forth in the last sentence of this Section 10.8, neither the Company nor Buyer will directly or indirectly use (a) the name “The Botanist”, (b) “Acreage Florida”, or (c) any corporate name with the term “Botanist” or “Acreage” included therein, for any reason whatsoever, including without limitation in connection with the Company, the business of the Company or any other activities of Buyer or the Company following Closing. At such time as the specific transition service pertaining to the use of the name “The Botanist” has terminated under the Transition Services Agreement (the “License Termination Date”), Seller shall cause the termination of any license agreement or other arrangement then in effect with respect to the use of the name “The Botanist” by the Company, and shall make any requisite filings required to evidence or effectuate such termination. At all times prior to the License Termination Date, the Company, Buyer and Parent shall comply with all obligations under any such license agreement or other arrangement.”
e. The following provision is hereby added as a new Section 10.9:
“The Parties shall work together in good faith to take all such action as soon as reasonably practicable following Closing to remove Seller and/or its Affiliates as
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guarantors pursuant to the guarantees (the “Guarantees”) outstanding in connection with the following leases: (i) North Miami – Lease Agreement, dated April 6, 2019, by and between Centercorp Florida, LLC and the Company, (ii) Hollywood – Lease Agreement, dated March 28, 2019, by and between Centercorp Florida, LLC and the Company, (iii) Spring Hill – Lease Agreement, dated April 24, 2019, by and between Centercorp Florida, LLC and the Company, (iv) Daytona Beach – Shopping Center Lease Agreement, dated May 15, 2019, by and between Center Corp Florida, LLC and the Company, (v) Orange Park – Lease Agreement, dated June 4, 2019, by and between Centercorp Florida JV, LLC, and the Company, (vi) Brandon – Lease Agreement, dated November 19, 2019, by and between 206 E Brandon Blvd, LLC and the Company, and (vii) St. Petersburg – Lease Agreement, dated November 12, 2019, by and between GS Fund 3, LLC, and the Company.”
f. The following provision is hereby added as a new Section 10.10:
“The Parties shall work together in good faith to take all such action as reasonably required for Buyer to obtain a replacement for the Seller Performance Bond as soon as reasonably practicable following Closing but in no event longer than 30 days following Closing, and to terminate all of Seller’s or any of Seller’s Affiliate’s obligations under the Seller Performance Bond.”
e.    The following provision is hereby deleted in its entirety and replaced with the following:
Section 5.8 “No Cease Trade. Other than as set forth on Schedule I attached hereto, no order preventing, ceasing or suspending trading in any securities of the Parent or prohibiting the issue and sale of securities by the Parent has been issued and no proceedings for any of such purposes have been instituted or are pending, or to the knowledge of the Parent, are contemplated or threatened.”
f.    The following provision is hereby deleted in its entirety and replaced with the following:
Section 10.7 (a) “To Maintain Reporting Issuer Status. Other than as set forth on Schedule I attached hereto, the Parent covenants that it will make all requisite filings under applicable Canadian and U.S. securities legislation and will use commercially reasonable efforts to maintain its status as a “reporting issuer” or the equivalent thereof) not in default of the applicable securities Laws in each of the Reporting Jurisdictions. The Parent covenants to cause a third party purchaser to repurchase the RWB Shares issued to the Seller pursuant to Section 2.2(b) herein at a price per RWB Share equal to the average of the five (5) trading day VWAP from the date of any notice by Seller of any material non-compliance of United States federal securities Laws by Parent (other than as set forth on Schedule I attached hereto) that upon the reasonable legal opinion of counsel to Seller (such opinion to be delivered to Parent in written form) deems the safe harbor available under Rule 144 of the Securities Act of 1933, as amended, unavailable to Seller with respect to such RWB Shares within fourteen (14) days of such notice.”
g.    The following provision is hereby deleted in its entirety and replaced with the following:
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Section 10.7 (b) “To Maintain Listing. Other than as set forth on Schedule I attached hereto, the Parent covenants to maintain the listing of the Parent Common Shares and the RWB Shares on the CSE or such other nationally recognized exchange in Canada or the United States for at least two (2) years following the Closing Date.”
3.Ratification. All terms and conditions of the Purchase Agreement not amended pursuant to this Amendment are hereby ratified and confirmed and remain in full force and effect. Except as specifically amended and supplemented hereby, the Purchase Agreement shall remain unmodified, and the Purchase Agreement as amended hereby is confirmed as being in full force and effect.
4.References. The section and other headings and subheadings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of the Purchase Agreement, as amended hereby.
5.No Strict Construction. The language used in this Amendment shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.
6.Complete Agreement. The Purchase Agreement, as amended hereby, and the documents referred to herein and therein contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
7.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
8.Binding Effect. This Amendment shall inure to the benefit of and shall be legally binding upon the parties hereto and their respective successors, assigns, representatives and heirs.
9.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BUYER:    SELLER:

RWB Florida, LLC    High Street Capital Partners, LLC
     By: Acreage Holdings America, its Managing Member

By: /s/ Brad Rogers        By: /s/ Kevin Murphy
Name: Brad Rogers        Name: Kevin Murphy
Title: Chief Executive Officer        Title: President

PARENT:

Red White & Bloom Brands Inc.

By: /s/ Brad Rogers
Name: Brad Rogers
Title: Chief Executive Officer

(Signature page to Amendment to Stock Purchase Agreement)

SCHEDULE I

The application by Parent to the British Columbia Securities Commission for a Management Cease Trade Order dated April 15, 2021.
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